Exhibit 10.1

General Release and Separation Agreement

This General Release and Separation Agreement (hereinafter the “Agreement”) is made and entered into by and between Rubicon Technologies Holdings, LLC, a Delaware limited liability company (the “Company” or “Rubicon”), and Kevin Schubert (“Executive”), on the date fully executed by the Company and Executive below. This Agreement is entered into pursuant to that certain Employment Agreement, dated on or about June 1, 2024, between Company and Executive, including all subsequent amendments thereto (the “Employment Agreement”), and extinguishes all of Rubicon’s obligations to Executive whether under the Employment Agreement or otherwise.

WITNESSETH:

WHEREAS, Executive’s employment with the Company will end as of the Separation Date (as defined below in Paragraph 1); and

WHEREAS, Executive and the Company desire to resolve any and all matters arising from Executive’s employment and/or separation on mutually satisfactory terms as set forth herein;

NOW, THEREFORE, in consideration of the terms and mutual promises set forth herein, the parties agree as follows:

1. Separation Date. Executive has resigned his employment with the Company effective June 1, 2024 (the “Separation Date”). The Company has accepted Executive’s resignation effective upon the Separation Date.

2. Final Wages; Restricted Stock Unit Awards. Executive will be paid all wages earned and accrued as of the Separation Date. Executive will not accrue any additional fringe benefits subsequent to the Separation Date. Executive acknowledges and agrees that Executive has received payment in full for all of the compensation, wages, benefits and/or payments of any kind otherwise due from the Company, including, but not limited to compensation, bonuses, commissions, lost wages, expense reimbursements, payments to benefit plans, unused accrued vacation leave and personal time, sick pay or any other payment or benefit under a Company plan, program, policy, practice or promise as of the date of Executive’s signing of this Agreement and that no other compensation, bonuses, commissions, lost wages, expense reimbursements, payments to benefit plans, unused accrued vacation leave and personal time, sick pay or any other payment or benefit under a Company plan, program, policy, practice or promise are due to him except for the Separation Payment set forth in Paragraph 3, which Executive will receive only if he executes and does not revoke this Agreement. None of the foregoing payments (except for the Separation Payment set forth in Paragraph 3) constitute consideration for the releases and covenants set forth herein. The wages referred to in this Paragraph 2 have been or will be paid to Executive regardless of whether Executive signs this Agreement. To the extent that Executive claims any additional wages are due, there is a bona fide dispute as to such claims, and Executive agrees that the valuable consideration that Executive acknowledges and accepts by signing this Agreement compensates for and resolves any and all possible claims and disputes he may have against the Company.

Executive shall retain all Restricted Stock Units (“RSUs”) vested as of March 12, 2024. However, Executive expressly waives all rights he may have to any additional RSUs (whether granted or ungranted), including any right to acceleration of unvested RSUs, and all unvested RSUs are forfeited pursuant to the terms of the Rubicon Technologies, Inc. 2022 Equity Incentive Plan.

3. Separation Consideration. In consideration of the covenants and agreements by Executive as described in this Agreement, including, without limitation, the covenants set forth in Paragraphs 7, 8, 9, and 11 and the releases as set forth in Paragraphs 4 and 5, the Company will:

(a) pay Executive over a period of six (6) months a separation payment of Seven Hundred Fifty Thousand Dollars and Zero Cents ($750,000.00), subject to standard deductions and withholdings (the “Separation Payment”), in equal installments pursuant to the Company’s regular payroll schedule beginning as soon as administratively practicable after the Effective Date but no later than twenty-one (21) business days following the Effective Date and concluding six (6) months after the first payment is made (the “Severance Period”); and

(b) allow Executive during the Severance Period to use the title “Advisor” (the “Title Consideration”) in describing his affiliation with the Company.

Executive acknowledges and agrees that Executive would not receive the Separation Payment or the Title Consideration (collectively, the “Separation Consideration”) except for Executive’s execution of this Agreement and the fulfillment of the promises contained herein. The Separation Consideration described in this Paragraph 3 is expressly contingent upon the Executive’s full compliance with the terms of this Agreement and the Employment Agreement. Should Executive fail to fully comply with the terms of this Agreement or the Employment Agreement, Executive shall forfeit rights to receive unpaid amounts (except that Executive shall retain the right to receive a single payment of one hundred dollars and zero cents ($100.00)), and Executive shall immediately return to the Company any payments already made to him, except that Executive may retain one hundred dollars ($100.00) of all payments already made to him.

4. Release of Claims. In consideration of the promises and payments set forth herein, and as a material inducement for the parties to enter into this Agreement, the parties state as follows:

(a) Executive, on behalf of himself and his representatives, heirs, successors, assigns, devisees and executors, hereby unconditionally releases, acquits, and forever discharges the Company, Rubicon Technologies, Inc., Rubicon Technologies, LLC, Rubicon Technologies International, Inc., Rubicon Global, LLC, Cleanco LLC, Charter Waste Management, Inc., Rubicon Technologies Germany UG, and RiverRoad Waste Solutions, Inc. and each of their current, former and future parents, subsidiaries, affiliates, estates, divisions, successors, insurers and assigns, attorneys and all of their owners, stockholders, general or limited partners, agents, directors, managers, officers, trustees, employees, representatives, executives, the subrogees of all of the above, and all successors and assigns thereof (collectively, the “Releasees”), from any and all claims, charges, complaints, demands, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, entitlements, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses) of any nature whatsoever, known or unknown, which Executive now has, had, or may hereafter claim to have had against the Releasees and/or any of them by reason of any matter, act, omission, transaction, occurrence, or event that has occurred or is alleged to have occurred up to and including the Effective Date (as defined in Paragraph 5) of this Agreement (the “Release”).

(b) Executive also specifically agrees that the parties intend the Release to be general and comprehensive in nature and to release all claims and potential claims against the Releasees to the maximum extent permitted by law. The Release includes a knowing and voluntary waiver and release of any and all claims including, but not limited to, claims relating to any Special Bonus (as defined in the Employment Agreement) and claims for nonpayment of wages, overtime or bonuses or any other claims relating to compensation or Executive’s employment, breach of contract, fraud, loss of consortium, emotional distress, personal injury, injury to reputation, injury to property, intentional torts, negligence, wrongful termination, constructive discharge, retaliation, discrimination, harassment, non-payment of equity in the Company, and any and all claims for recovery of lost wages or back pay, fringe benefits, pension benefits, liquidated damages, front pay, compensatory and/or punitive damages, attorneys’ fees, injunctive or equitable relief, or any other form of relief under any federal, state, or local constitution, statute, law, rule, regulation, judicial doctrine, contract, or common law. Specifically included, without limitation, in this Release is a knowing and voluntary waiver and release of all claims, including without limitation all claims of employment discrimination, harassment, or retaliation or relating to any manner of employee benefits, under: the Americans With Disabilities Act Amendments Act of 2008; Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991; the Age Discrimination in Employment Act; the National Labor Relations Act; the Family and Medical Leave Act; the Occupational Safety and Health Act; the Executive Retirement Income Security Act of 1974; the Lilly Ledbetter Fair Pay Act of 2009; the Nevada Fair Employment Practices Act; Nevada’s overtime, meal and rest period, and related wage and hour penalty statutes; NRS 608.250 relating to the payment of minimum wage for each hour worked; NRS 613.010, related to inducing a person to change their work location under false pretenses; NRS 613.210, relating to the “blacklisting” of employees; any other state and local laws of Nevada that may be lawfully waived by agreement; and any federal, state, or local constitution, statute, law, rule, ordinance, regulation, judicial doctrine, contract, common law, or other theory arising out of any matter, act, omission, transaction, occurrence, or event that has occurred or is alleged to have occurred up to and including the Effective Date of this Agreement.

(c) Executive expressly acknowledges that this Agreement may be pled as a complete defense and may bar any and all claims, known or unknown, against any or all the Releasees based on any matter, act, omission, transaction, occurrence, or event that has occurred or is alleged to have occurred up to and including the Effective Date of this Agreement.

(d) Executive acknowledges that this general release extends also to claims that Executive does not know or suspect to exist in Executive’s favor at the time of executing this Agreement which, if known by Executive, might have materially affected Executive’s decision to execute this Agreement.

(e) Executive hereby knowingly and voluntarily waives and relinquishes all rights and benefits which Executive may have under applicable law with respect to such general release provisions.

(f) The Company represents and warrants that it is not presently aware of any facts or information that would give rise to any claims, charges, complaints, demands, actions, causes of action, or lawsuits against Executive.

5. Release of Claims under the Age Discrimination in Employment Act (“ADEA”) and Older Workers Benefit Protection Act (“OWBPA”). Executive understands and acknowledges that before signing this Agreement:

(a) He has read and been given ample opportunity to study this Agreement;

(b) He has been and hereby is advised in writing to consult with an attorney before signing this Agreement, he has in fact consulted with an attorney prior to signing this Agreement or has voluntarily chosen to forgo advice of counsel in connection with signing this Agreement;

(c) He is waiving any rights he may have under the ADEA and OWBPA, 29 U.S.C. § 621 et. seq.;

(d) He is receiving consideration for this waiver beyond that to which he is otherwise entitled;

(e) He is signing this Agreement voluntarily with full knowledge that it is intended, to the maximum extent permitted by law, as a complete and final release and waiver of any and all claims, including, but not limited to, age discrimination claims;

(f) He has been provided the opportunity to consider this Agreement for twenty-one (21) days before signing it and, in the event that he decides to execute this Agreement in fewer than twenty-one (21) days, he does so with the express understanding that he was given and declined the opportunity to consider this Agreement for twenty-one (21) days; and

(g) He may revoke this Agreement at any time during the seven (7) days following the date he signs this Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired without the revocation of Executive’s agreement. Any revocation must be in writing and delivered by electronic mail to Rubicon, attention Osman H. Ahmed, osmanhahmed@gmail.com. Failure to revoke within seven (7) days will result in the release of his claims being permanent. If Executive revokes within 7 days, the entire Agreement is void and Executive will have no entitlement to the payments and/or benefits described in Paragraph 3, or any other amount or benefit, from Rubicon.

6. Effective Date of Agreement and Opportunity to Review. This Agreement shall not become effective or enforceable until the “Effective Date,” defined as the date when the last of the following events occurs: (i) Executive executes the Agreement; (ii) the period for revoking the Agreement, as described in Paragraph 5(g), has passed without Executive’s revocation of the Agreement; (iii) receipt by the Company of a scanned copy of this Agreement executed by Executive containing Executive’s ink signature; and (iv) the occurrence of the Separation Date. Executive shall provide copies of the executed Agreement to the Company by electronic mail, Attn: Osman H. Ahmed, osmanhahmed@gmail.com.

7. Non-Disparagement and Non-Interference. For and in consideration of the payments, promises, and other consideration described in this Agreement, and as a significant material inducement for the Company and Executive to enter into this Agreement, Executive covenants and agrees that, except as inconsistent with Paragraph 10, Executive will not make any negative statements (whether in writing, verbally, or any other form) or take any action which disparages or criticizes the Company, including its officers, directors, management, executives, employees, suppliers, products and services. Executive understands and agrees that this restriction prohibits Executive from making disparaging or defamatory remarks toward or complaints about the Company, its officers, board, board of advisors, management, executives, employees, suppliers, or products in their capacities as such (1) to any member of the general public, including, but not limited to, any customer or vendor of the Company; or (2) to any current or former officer, manager, executive, or employee of the Company; or (3) to any member of the press or other media. If Executive receives a subpoena or other legal document concerning Executive’s employment with the Company, then, to the extent permitted by law and provided it is consistent with Paragraph 10 of this Agreement, Executive agrees to notify the Chief Executive Officer within ten (10) business days of receipt of the legal document requiring Executive to provide this information and to make reasonable efforts to produce documents subject to confidentiality and/or protective order(s).

This Paragraph does not in any way restrict or impede Executive from exercising protected rights (to the extent Executive is deemed to have such rights under applicable law), including rights under: (i) the National Labor Relations Act and the right to file unlawful labor practice (ULP) charges or participate, assist, or cooperate in ULP investigations; (ii) the federal securities laws, including the right to report possible securities law violations to the SEC, without notice to the Company; and (iii) Nevada law, including disclosing or discussing allegations of conduct that would constitute: (x) a sexual offense under NRS 179D.097 and would be punishable as a felony if criminal liability were imposed, regardless of whether there was a criminal investigation, prosecution, or conviction related to the conduct, (y) discrimination based on sex by the Company or retaliation by the Company for reporting discrimination based on sex, or (z) disclosing or discussing the settlement of such a claim, to the extent that such rights cannot be waived by agreement. This Paragraph also does not prevent Executive from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

8. Return to Company. Executive warrants, represents, covenants, and agrees that as of the Effective Date, Executive has returned to the Company all Company documents, records, property, and information, in any form, including, but not limited to, Company files, electronic messages, notes, drawings, records, business plans and forecasts, financial information, specifications, business planning or strategy information, information about the Company’s executives, customer identity information, tangible property including, but not limited to, computers, intellectual property, credit cards, key fobs, mobile telephones, entry cards, identification badges and keys; and any materials of any kind which contain or embody trade secrets or other confidential information of the Company (and all embodiments, copies, or extracts thereof), which Executive has acquired or possessed during Executive’s employment. Executive also warrants, represents, covenants, and agrees that Executive has not made or retained and shall not make or retain any embodiment, copy, or extract thereof. Executive will not copy, delete, or alter any information contained upon Executive’s Rubicon computer or Rubicon equipment before Executive returns it to Rubicon.

9. Cooperation. Executive agrees to be reasonably available to the Company to respond to reasonable requests by the Company for information pertaining to or relating to the Company and/or any of the Releasees or any of their agents, officers, directors, managers, executives, or employees which may be within the knowledge of Executive. Executive will cooperate fully with the Company in connection with any and all existing or future depositions, litigations and/or investigations (including internal investigations) brought by or against the Company or any of the Releasees or any of their agents, officers, directors, managers, executives or employees, whether administrative, civil or criminal in nature, in which and to the extent the Company, in its sole discretion, deems Executive’s cooperation necessary. This cooperation may include without limitation making himself available to participate in any proceeding, inquiry, and/or investigation involving any of the Releasees, allowing himself to be interviewed by representatives of the Releasees, participating as requested in interviews and/or preparation by any of the Releasees of other witnesses, appearing for depositions and testimony without requiring a subpoena, and producing and/or providing any documents and/or information. Executive also understands and agrees to provide only honest, accurate, and complete information in connection with any and all existing or future depositions, litigations and/or investigations (including internal investigations) brought by or against the Company or any of the Releasees in which and to the extent the Company deems Executive’s cooperation necessary. Executive also represents and agrees that he has not and will not withhold, tamper with or fail to communicate relevant information and will provide and maintain all relevant information as directed by the Releasees. Executive hereby further agrees to execute all truthful documents and take such other actions as the Company may reasonably request in order to accomplish the purposes of this Agreement. The Company will reimburse Executive for reasonable out-of-pocket expenses incurred as a result of such cooperation (this does not include an hourly fee), provided that Executive complies with all Company policies and/or directions for submission of expense reimbursement requests. The prior sentence is not intended to affect the substance of any testimony or cooperation that Executive provides.

10. Cooperation with Government Agencies and Regulatory Organizations. Nothing in this Agreement (or any other policy, plan, or program of the Company) is intended to, or shall be deemed to, prohibit or restrict Executive in any way from communicating directly with, reporting to, cooperating with, responding to any inquiry from, or providing testimony before, the Securities and Exchange Commission, FINRA, or any other self-regulatory organization, or any other federal or state regulatory authority, or governmental agency or entity, regarding any possible securities violation or other possible violation of law or this Agreement or its underlying facts and circumstances. In addition, nothing in this Agreement is intended, or shall be deemed, to interfere with Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission or any other federal, state, or local government agency or commission, including those agencies responsible for enforcing equal opportunity laws or limit Executive’s ability to participate in any investigation or proceeding conducted by any such agency or commission. Moreover, Executive is not required to provide advance notice to, or have prior authorization from, the Company in order to engage in any of the foregoing activity referenced in this Paragraph. Without prior authorization of the Chief Executive Officer of the Company, however, the Company does not authorize Executive to disclose to any third party (including any government official or any attorney Executive may retain) any communication that is covered by the Company’s attorney-client or other privilege. Executive further acknowledges and agrees that the consideration paid to him under this Agreement represents full and complete satisfaction of any monetary recovery against any of the Releasees that could be sought by or awarded to him in any judicial, administrative, or arbitral proceeding with respect to any claim released under this Agreement and that he will not be able to obtain any monetary relief or any other remedy, including costs or attorneys’ fees in connection with any proceeding initiated or maintained by the EEOC or any state or local government agency responsible for enforcing equal employment opportunity laws. For the avoidance of doubt, this Agreement does not limit Executive’s eligibility to receive an award out of monetary sanctions collected by any government agency as provided by applicable whistle-blower programs.

11. Mandatory Binding Arbitration.

11.1 Mandatory Arbitration of All Disputes. This Paragraph 11 shall be governed by and interpreted in accordance with the Federal Arbitration Act. Executive and the Company agree that any controversy, claim, or dispute between or among them that cannot be resolved shall be adjudicated exclusively by final and binding individual arbitration in Las Vegas, Nevada or another agreed-upon location. The parties agree that the American Arbitration Association (the “AAA”) shall be the exclusive provider for all arbitrations, and Executive and the Company agree not to file, institute, or maintain any arbitration other than with the AAA. The arbitration will be governed by the AAA Employment Arbitration Rules and Mediation Procedures (available at www.adr.org/employment) and subject to the AAA Employment Due Process Protocol, if applicable, except as they are modified by the parties. Unless otherwise agreed by the parties, the arbitration will be submitted to a single arbitrator selected in accordance with AAA rules. The arbitrator must follow applicable law and may award only those remedies (including, without limitation, attorney’s fees and costs) that would have been available had the claim(s) been heard in court. In addition, the arbitrator is required to issue a written arbitration award setting forth the essential findings and conclusions on which any award is based. The Company will pay all arbitration administrative fees (including filing fees), the arbitrator’s fees and costs, and any other fees or costs unique to arbitration. Each party shall be responsible for paying her/its own litigation costs for the arbitration, including, but not limited to, attorneys’ fees, witness fees, transcript fees, or other litigation expenses that each party would otherwise be required to bear in a court action, subject to any relief awarded by the arbitrator in accordance with applicable law.

11.2 Covered Disputes. Except as expressly set forth below, the foregoing shall apply to the following “Covered Disputes”: (i) all disputes and claims related to the Release and all other disputes and claims of any nature that Executive may have against the Releasees, including any and all statutory, contractual, and common law claims unless prohibited by applicable law, (ii) all disputes and claims of any nature that the Releasees may have against Executive, (iii) all disputes and claims related to any breach of this Agreement, (iv) all disputes and claims concerning the validity and/or enforceability of the Agreement, and (v) all disputes concerning the validity, enforceability, or the applicability of this Paragraph 11 to any dispute or claim. The term “Covered Disputes” does not include, and this Paragraph 11 does not apply to: (a) claims seeking unemployment insurance benefits, state disability insurance benefits, or workers’ compensation benefits, except that claims for retaliation pursuant to these laws shall be subject to arbitration under this Paragraph 11; (b) claims for benefits under ERISA, which must be resolved in accordance with the terms and procedures set forth in the applicable plan documents; (c) Sarbanes-Oxley Act, Consumer Financial Protection Bureau, and Commodity Futures Trading Commission whistleblower claims; or (d) any other claims that are not permitted to be subject to a pre-dispute arbitration agreement under applicable federal law and/or federal regulation.

11.3 Delegation. The arbitrator shall have the exclusive power to rule on his or her own jurisdiction, including any objections with respect to the existence, scope, or validity of this Paragraph 11 and/or to the arbitrability of any claim or counterclaim.

11.4 Charges/Complaints with Government Agencies. Nothing in this Paragraph 11 affects Executive’s right to file a charge with, make a complaint to, or participate in an investigation or other proceeding of the EEOC (or any similar state or local bodies), the National Labor Relations Board, or any other administrative, law enforcement, or regulatory body. Notwithstanding the foregoing, Executive may seek monetary relief with respect to a dispute or claim covered by this Paragraph 11 only through an arbitration conducted pursuant to this Paragraph 11.

11.5 Enforcement of Arbitration Award. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Paragraph 11 and to enforce an arbitration award.

11.6 Waiver of Class, Collective, and Representative Actions. To the extent permitted by law, Executive and the Releasees waive any right or authority to have any Covered Disputes heard as a class, collective, or representative action. Executive and the Releasees must bring any Covered Dispute in an individual capacity, and not as a plaintiff, “opt-in”, or class member in any purported class, collective, or representative proceeding. The arbitrator may not join or adjudicate the claims or interests of any other person or employee in the arbitration proceeding, nor may the arbitrator otherwise order any consolidation of actions or arbitrations or any class, collective, or representative arbitration.

11.7 Confidentiality of Proceedings. Executive and the Company agree that the resolution of Covered Disputes likely would involve information that each considers to be sensitive, personal, confidential, and/or proprietary and that Executive and the Releasees intend to resolve the Covered Disputes in a non-public forum. Accordingly, except as provided by Paragraph 10, Executive and the Company agree that all information regarding the Covered Dispute or arbitration proceedings, including the arbitration award, will not be disclosed by Executive, the Company, any arbitrator, or the AAA to any third party without the written consent of both Executive and the Company, except as necessary to comply with a subpoena, court order or other legal requirement, to prosecute or to defend a claim, to enforce an arbitration award, or to meet a reasonable business need of the Company. To the extent that either party files any suit, complaint, or proceeding with any court or other public forum with respect to a Covered Dispute (including, but not limited to, proceedings to challenge the arbitrability of a matter, to compel arbitration or to enforce an arbitration award or for injunctive relief pending arbitration), such party shall take all measures and use best efforts to file such complaint or proceeding under seal or in other manner designed to protect the confidentiality of the Covered Dispute to the maximum extent possible.

11.8 Injunctive Relief Pending Arbitration. Notwithstanding the foregoing, Executive and/or the Company may seek any injunctive relief (including without limitation temporary and preliminary injunctive relief) necessary in order to maintain (or restore) the status quo and/or to prevent the possibility of irreversible or irreparable harm during the pendency of any arbitration.

11.9 Governing Terms. In the event there is any conflict between this Paragraph 11 and any provisions in the Employment Agreement providing for arbitration, the provisions of this Paragraph shall supersede and govern.

12. Code Section 409A. Certain compensation and benefits payable under this Agreement are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and other official guidance thereunder (“Code Section 409A”), and other compensation and payments are intended to comply with Code Section 409A. The provisions of this Agreement shall be construed and interpreted in a manner that compensation and benefits are either exempt from or compliant with the application of Code Section 409A, and which does not result in additional tax or interest to Executive under Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, if upon Executive’s termination of employment Executive is a specified employee, as defined in Code Section 409A(a)(2)(B), and if any portion of the payments or benefits to be received by Executive upon separation from service would be considered deferred compensation under Code Section 409A, then such payments shall be delayed until the earliest of (a) the date that is at least six months after Executive terminates employment for reasons other than Executive’s death, (b) the date of Executive’s death, or (c) any earlier specified date that does not result in additional tax or interest to Executive under Code Section 409A. As soon as practicable after the expiration of such period, the entire amount of the delayed payments shall be paid to Executive in a single lump sum.

For purposes of this Agreement, references to a termination of employment shall be construed consistently with the definition of a “separation from service” under Code Section 409A. With respect to any taxable reimbursements or in-kind benefits provided for under this Agreement or otherwise payable to Executive, the Company (a) shall make all such reimbursements no later than Executive’s taxable year following the taxable year in which the expense was incurred, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any calendar year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, and (c) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for other benefits. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section l.409A-2(b)(2) of the Treasury Regulations.

13. Code Section 280G. In the event amounts payable hereunder are contingent on a change in control for purposes of Code Section 280G and it is determined by a tax practitioner retained by the Company that any payments made or provided to the Executive in connection with this Agreement or otherwise (“Total Payments”) would be subject to the excise tax under Code Section 4999 (the “Parachute Tax”), such payments otherwise to be paid under this Plan will be payable in full or, if applicable, in such lesser amount which would result in no portion of the Total Payments being subject to the Parachute Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Parachute Tax, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of Total Payments. The reporting and payment of any Parachute Tax will be the responsibility of the Executive and neither the Company nor any other member of Rubicon will provide a gross-up or any other payment to compensate the Executive for the payment of the Parachute Tax. The Company will withhold from such payments any amounts it reasonably determines is required under Code Section 4999(c).

14. Tax Consequences. Executive shall be responsible for any tax consequences of any payment, benefit, or reimbursement made or provided pursuant to this Agreement. Executive shall indemnify the Company and hold it harmless for any tax liability (including any penalties and/or attorneys’ fees) incurred as a result of any payment, benefit, or reimbursement described herein. Executive acknowledges and agrees that the Company is not undertaking to advise Executive with respect to any tax consequences of this Agreement, and that Executive is solely responsible for determining those consequences and satisfying all applicable tax obligations resulting from any payment described herein.

15. Non-Admission of Liability or Wrongdoing. The furnishing of the consideration for this Agreement shall not be deemed or construed as an admission of liability, responsibility, or wrongdoing by the Company for any purpose. The Company expressly denies that it (or any other entity or individual of the Company) ever engaged in any wrongdoing in relation to Executive’s employment with the Company or otherwise, and expressly denies liability for any and all claims alleged, or that may be alleged, by Executive.

16. No Assignment by Executive. Executive represents and warrants that Executive has not assigned to any other person, and that no other person is entitled to assert on Executive’s behalf, any claim against any of the Releasees based on matters released in this Agreement. Executive shall indemnify and hold the Company harmless from and against any liability, costs, or expenses (including any penalties and/or attorneys’ fees) incurred in the defense or as a result of any such claims or the breach of the representation and warranty made by Executive in this Paragraph. Executive further represents and warrants that he may not assign this Agreement. Without limiting the foregoing, the Company may assign its rights and delegate its duties hereunder in whole or in part and/or to any transferee of all or a portion of the assets or business to which this Agreement relates.

17. Successors and Assigns. Executive expressly agrees that this Agreement, including the rights and obligations hereunder, maybe transferred and/or assigned by Rubicon without the further consent of Executive, and that this Agreement is for the benefit of and may be enforced by Rubicon, its present and future successors, assigns, subsidiaries, affiliates, and purchasers, but it is not assignable by Executive.

18. Waiver of Breach. The failure of the Company at any time to require performance of any provision of this Agreement shall in no way affect its right thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision of this Agreement be taken or held to be a waiver of any succeeding breach of any provision, or as a waiver of the provision itself.

19. Binding Agreement. This Agreement is a contract between Executive and the Company and not merely a recital. Should Executive breach any term of this Agreement, Executive will be liable to the Company for reasonable attorney’s fees and costs incurred in attempting to enforce the terms of the Agreement. Executive further acknowledges that any breach by the Company of any contractual, statutory, or other legal obligation to Executive shall not excuse or terminate Executive’s obligations hereunder or otherwise preclude the Company from seeking relief pursuant to any provision of this Agreement.

20. Modification. No change or modification to this Agreement shall be valid or binding unless the same is in writing and signed by the parties hereto.

21. Severability. The terms, conditions, covenants, restrictions, and other provisions contained in this Agreement are separate, severable, and divisible. If any term, provision, covenant, restriction, or condition of this Agreement or part thereof, or the application thereof to any person, place, or circumstance, shall be held to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition shall remain in full force and effect to the greatest extent permissible by law, and any such invalid, unenforceable, or void term, provision, covenant, or condition shall be deemed, without further action on the part of the parties hereto, modified, amended, limited, or deleted to the extent necessary to render the same and the remainder of this Agreement valid, enforceable, and lawful.

22. Complete Agreement. Except as provided herein, this Agreement supersedes all previous or contemporaneous agreements, whether oral or written, between and among the parties hereto, if any, with respect to the subject matter referred to herein. Executive affirms that the only consideration for executing this Agreement is the payments, promises, and other consideration expressly contained or described herein. Executive further represents and acknowledges that, in executing this Agreement, Executive does not rely and has not relied upon any promise, inducement, representation, or statement by the Company or any of the Releasees or their respective agents, representatives, or attorneys about the subject matter, meaning, or effect of this Agreement that is not stated in this document. For avoidance of doubt, all provisions in the Employment Agreement which by their terms survive the termination of employment shall survive as provided in the Employment Agreement and shall not be extinguished or superseded by this Agreement; provided that, all provisions providing for compensation (including but not limited to in the event of any sale event or change in control), RSUs, equity, and bonuses (including but not limited to annual bonuses, incentive bonuses, special bonuses, and retention bonuses) are extinguished and superseded by this Agreement.

23. Construction. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

24. Governing Law. This Agreement shall be governed, construed, and interpreted under and in accordance with the laws of the State of Nevada, without regard to any conflict of laws principles that would direct the application of another jurisdiction’s laws.

25. Acknowledgments. Executive acknowledges and represents that the waiver and release of claims in this Agreement are knowing and voluntary and are given only in exchange for new consideration that is in addition to anything of value to which Executive already is entitled absent this Agreement. Executive acknowledges that the language of this Agreement is understandable to Executive and is understood by Executive, and that Executive has been given a reasonable period within which to consider the Agreement before executing it. Executive further acknowledges that Executive has been and is hereby advised to consult, and has in fact consulted or had a reasonable opportunity to consult, an attorney of Executive’s choosing before executing the Agreement, and that Executive has obtained all advice and counsel Executive needs to understand all terms and conditions of this Agreement.

26. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To the Company:

Rubicon Technologies Holdings, LLC

950 E. Paces Ferry Rd. NE, Suite 810

Atlanta, GA 30326

Attn: Chief Executive Officer

Attn: General Counsel

To the Executive:

Kevin Schubert

2200 Timber Rose Dr

Las Vegas, NV 89134

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

27. Execution. This Agreement may be executed in one or more counterparts as originals, all of which constitute one original.

AS PROVIDED IN PARAGRAPH 6, THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL RECEIPT BY THE COMPANY OF A SCANNED COPY OF THIS AGREEMENT EXECUTED (AND NOT REVOKED) BY EXECUTIVE CONTAINING EXECUTIVE’S INK SIGNATURE.

THE UNDERSIGNED HAVE CAREFULLY READ THIS AGREEMENT; THEY KNOW AND UNDERSTAND ITS CONTENTS; THEY FREELY AND VOLUNTARILY AGREE TO ABIDE BY ITS TERMS; AND THEY HAVE NOT BEEN COERCED INTO SIGNING THIS AGREEMENT.

KEVIN SCHUBERT		RUBICON TECHNOLOGIES HOLDINGS, LLC

		By:	/s/ Osman H. Ahmed
Osman H. Ahmed
Date:	5-22-24	Title:	Board Member

		Date:	5/23/2024